               CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Trustees
Oppenheimer Transition 2030 Fund:

We consent to the use in this Registration Statement of Oppenheimer
Transition 2030 Fund, of our report dated December 12, 2006, included in the
Statement of Additional Information, which is part of such Registration
Statement, and to the reference to our firm under the heading "Independent
Registered Public Accounting Firm" appearing in the Statement of Additional
Information.

                              /s/ KPMG LLP

                              KPMG LLP

Denver, Colorado
December 12, 2006